Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 30, 2020 relating to the financial statements of iMedia Brands, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of iMedia Brands, Inc. for the year ended February 1, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Minneapolis, MN

July 13, 2020